EXHIBIT 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: December 15, 2008

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Fourth Quarter Distribution

Louisville, KY (December 15, 2008) (AMEX: NLP) (NYSE Alternext U.S.: NLP) — NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a quarterly distribution of $0.05 per unit on the Company’s limited partnership units. The distribution will be paid on January 16, 2009 to limited partners of record at the close of business on December 31, 2008.

The Company previously indicated that its second and third quarter distributions in 2008 were reduced in comparison to the distributions made in the second and third quarters of 2007 due to uncertainties concerning real estate taxes payable for three of the Company’s properties located in Marion County, Indiana.  The Company has not received any material information that changes or updates the previously reported disclosure concerning these real estate taxes.  Additionally, the overall condition of the U.S. economy and its effect on the Company’s business, although not currently presenting any specific significant concern, has the potential to affect our operations in an adverse manner.  Due to the continued uncertainty of the real estate tax situation and the present challenges caused by the U.S. economy, the board of directors of the Company’s managing general partner approved the aforementioned fourth quarter distribution in a lesser amount than was made for the same quarter of 2007.  The Company currently expects to continue pursuing a conservative philosophy with respect to distributions for the first quarter of 2009.

Distributions to limited partners are made in accordance with the Company’s distribution policy as described in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2008. A spokesperson for the Company indicated that, “The amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions and dispositions, the need for cash reserves and other factors, including, but not limited to the continued volatility being exhibited in the global financial markets and the U.S. economy and the outcome of the pending tax appeals. In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

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About NTS Realty Holdings Limited Partnership

The Company directly, or as a tenant in common with unaffiliated co-owners, currently owns twenty-two properties comprised of twelve multifamily properties, seven office buildings and business centers and three retail properties. The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale, Florida, Indianapolis, Indiana and Atlanta, Georgia. The Company’s limited partnership units are listed on the NYSE – Alternext U.S. platform under the trading symbol of “NLP”.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 25, 2008, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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